                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                 January 4, 2001
                Date of Report (Date of earliest event reported):

                            ARTISAN COMPONENTS, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                        000-23649                   77-0278185
     --------                        ---------                   ----------
 (State or other                    (Commission                 (IRS Employer
 jurisdiction of                   File Number)              Identification No.)
  incorporation)

        1195 Bordeaux Drive, Sunnyvale, CA                  94089
        ----------------------------------                  -----
        (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (408) 734-5600

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)     Financial Statements of Business Acquired

                Synopsys, Inc.

        (b)     Pro Forma Financial Information

                (1) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2000.

                (2) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended September 30, 2000.

                (3) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended December 31, 2000.


                                 SYNOPSYS, INC.

                                Table of Contents

                                                                               Page
                                                                               ----
Independent Auditors' Report                                                    F-1

Statements of Assets Acquired and Liability Assumed Related to the
Silicon Library Product Line Acquired by Artisan Components, Inc.               F-2

Statements of Direct Revenues and Expenses of the Silicon Library
Product Line Acquired by Artisan Components, Inc.                               F-3

Notes to Financial Statements of the Silicon Library Product Line
Acquired by Artisan Components, Inc.                                       F-4 thru F-7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Synopsys, Inc.:


We have audited the accompanying statements of assets acquired and liability assumed related to the Silicon Library product line to be acquired by Artisan Components, Inc. as October 31, 2000 and September 30, 1999, and the related statements of direct revenues and expenses of the Silicon Library product line to be acquired by Artisan Components, Inc. for the years then ended and the one-month period ended October 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Silicon Library product line acquired by Artisan Components, Inc. has been operated as an integral part of Synopsys, Inc. and has no separate legal existence. The basis of preparation of these statements is described in Note 1 to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and the liability assumed as of October 31, 2000 and September 30, 1999, and the direct revenues and expenses of the Silicon Library product line for the years then ended and the one-month period ended October 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP

Mountain View, California
December 13, 2000

                                 SYNOPSYS, INC.

       Statements of Assets Acquired and Liability Assumed Related to the
        Silicon Library Product Line Acquired by Artisan Components, Inc.

                                 (In thousands)


                                          OCTOBER 31,      SEPTEMBER 30,
ASSETS ACQUIRED                              2000              1999
                                          -----------      -------------
Prepaid license support                     $  827             1,213
                                            ------            ------

Property and equipment                       6,827             5,535

   Less accumulated depreciation             5,017             4,057
                                            ------            ------

      Net property and equipment             1,810             1,478
                                            ------            ------

      Total assets acquired                 $2,637             2,691
                                            ======            ======


LIABILITY ASSUMED

Deferred revenue                            $  175               433
                                            ------            ------

        Total liability assumed             $  175               433
                                            ======            ======


See accompanying notes to financial statements.

                                 SYNOPSYS, INC.

               Statements of Direct Revenues and Expenses of the Silicon Library Product Line Acquired by Artisan Components, Inc.

                                 (In thousands)


                                                                         ONE-MONTH
                                                    YEAR ENDED          PERIOD ENDED          YEAR ENDED
                                                    OCTOBER 31,          OCTOBER 31,         SEPTEMBER 30,
                                                       2000                 1999                 1999
                                                     --------             --------             --------
Direct revenues                                      $  4,289                   15               10,068
                                                     --------             --------             --------

Direct expenses:

   Compensation and benefits                            7,435                  695                7,785

   Consultants                                            708                  251                  730

   Maintenance contracts                                1,404                  165                1,282

   Depreciation                                           897                   63                1,178

   Other direct expenses                                  650                   95                  335
                                                     --------             --------             --------

           Total direct expense                        11,094                1,269               11,310
                                                     --------             --------             --------

           Excess of direct expenses over
             direct revenues                         $ (6,805)              (1,254)              (1,242)
                                                     ========             ========             ========


See accompanying notes to financial statements.

                                 SYNOPSYS, INC.

                          Notes to Financial Statements
    of the Silicon Library Product Line Acquired by Artisan Components, Inc.

                     October 31, 2000 and September 30, 1999

(1)   BASIS OF PRESENTATION

      Artisan Components, Inc., a Delaware corporation (Buyer), and Synopsys, Inc., a Delaware corporation (Seller or the Company), entered into an Asset Purchase Agreement (the Agreement) on December 4, 2000. The closing of the transaction occurred on January 4, 2001. The accompanying financial statements present the assets acquired and liability assumed and the direct revenues and expenses of the Silicon Library product line acquired by Artisan, Inc. These financial statements are produced in accordance with Rules 3-01 and 3-02 of Regulation S-X of the Securities Exchange Act of 1934. Artisan Components, Inc. acquired certain assets and assumed a certain liability of the Silicon Library product line. As the product line had never been operated as a separate business entity but rather as an integral part of the Seller's Electronic Design Automation (EDA) software business, complete historical financial statements are not presented; therefore, the financial statements do not include such items as cash, accounts receivable, accounts payable, accruals, and equity. Additionally, the Statements of Direct Revenues and Expenses exclude any allocation of overhead, interest income (expense), and taxes.

      The Seller develops, markets, and supports a wide range of integrated chip
      (IC) design products that are used by designers of advanced ICs, including system-on-a-chip ICs, and the electronic systems (such as computers, cell phones, and Internet routers) that use such ICs. The Silicon Library Group engages in the development, distribution, service, testing, sales, and marketing of, certain physical-level libraries for the semiconductor industry, consisting of standard cells, input/output cells, memory compilers, memory generators, and cell based arrays. The assets acquired and liability assumed as presented in the accompanying statements of assets acquired and liability assumed present the historical balances as of October 31, 2000 and September 30, 1999, for certain prepaid expenses and fixed assets sold to the Buyer and the assumption of deferred revenue.

      The statements of direct revenues and expenses of the Silicon Library product line includes the net revenue and direct operating expenses that substantially relate to this specific product line sold to the Buyer. Where license revenue is earned on arrangements which include products from the Silicon Library product group, and products from other Synopsys product groups, an allocation was performed. The allocation methodology entailed applying the overall discount embedded in the contract to all elements so that each element was discounted at a consistent rate from the Company's list price. No other allocations of revenues or expenses were performed on the balance sheet or income statement items presented.

      The above allocation is believed by management to be a reasonable allocation under the circumstances. However, there can be no assurance that such allocations will be indicative of future results of operations.

      On July 15, 1999, the Board of Directors determined that Synopsys' fiscal year 2000 and subsequent fiscal years shall end on the Saturday nearest to October 31. As a result, fiscal 2000 commenced on October 31, 1999 and ended on October 31, 2000. The period from October 3, 1999 through October 30, 1999, represents a transition period. For presentation purposes, the financial statements and notes refer to the calendar month end.

                                 SYNOPSYS, INC.

                          Notes to Financial Statements
    of the Silicon Library Product Line Acquired by Artisan Components, Inc.

                     October 31, 2000 and September 30, 1999


(2)   SUMMARY OF THE SIGNIFICANT ACCOUNTING POLICIES

      (a)  REVENUE RECOGNITION

           The Seller's revenue recognition policies are as follows:

             - Software license revenues are recognized when there is a signed license agreement, delivery has occurred, the fee is fixed or determinable, and collectibility is probable.

             - Maintenance revenue relating to contracts, which entitle the customer to receive technical support and/or future enhancements of the software, is deferred and recognized ratably over the maintenance period.

             - Installation, consulting, and training revenues are recognized as the services are performed.

           Effective October 1999, the Seller adopted Statement of Position
           (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9. Under SOP 97-2 as modified by SOP 98-9, revenue from product sales is recognized when evidence of the arrangement exists, delivery has occurred, the fee is fixed or determinable and collection is probable. SOP 97-2 stipulates that revenue recognized from software arrangements is to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, upgrades, enhancements, post-contract customer support, installation or training. Under SOP 97-2, the determination of fair value is based on objective evidence which is specific to the vendor. If such evidence of fair value for each element of the arrangement does not exist, it is deferred until such time that evidence of fair value does exist or until all elements of the arrangement are delivered.

           During fiscal 1999, the Seller recognized revenue in accordance with SOP 97-2 as amended by SOP 98-4. Revenue recognition under SOP 97-2 as amended by SOP 98-4 follows the same general guidelines as SOP 97-2 as amended by SOP 98-9; however, the method used to establish vendor specific objective evidence to support the fair values of elements in a contract were not as restrictive and, the Seller determined the fair values of various elements using less specific criteria.

           During fiscal 1998, the Seller recognized revenue in accordance with SOP 91-1. Revenue recognition under SOP 91-1 was upon shipment of the product provided there were no outstanding significant obligations and collection was probable. The fiscal 1999 financial statements include revenue recognized under SOP 91-1 because evidence of the arrangement existed during fiscal 1998 and the related revenue continued to be amortized during fiscal 1999.

           In instances where services provided in a multiple-element arrangement are considered to involve significant production modification or customization of the software, or the services are considered essential to the functionality of the other elements, revenue is recognized in accordance with SOP 81-1, Contract Accounting, using the percentage-of-completion method.

                                 SYNOPSYS, INC.

                          Notes to Financial Statements
    of the Silicon Library Product Line Acquired by Artisan Components, Inc.

                     October 31, 2000 and September 30, 1999


      (b)  PREPAID EXPENSES

           Prepaid expenses consist primarily of software maintenance contracts and are recorded at cost and are amortized over the life of the maintenance contract, ranging from one to three years.

      (c)  PROPERTY AND EQUIPMENT

           Fixed assets are recorded at cost and consist primarily of computer equipment and purchased software. Depreciation is computed using the straight-line method over the estimated useful lives of three to five years. Fixed assets detail is as follows (in thousands):

                                       OCTOBER 31,      SEPTEMBER 30,
                                          2000              1999
                                       -----------      -------------
Computer equipment                       $2,048             2,678
Software                                  4,779             2,857
                                         ------            ------

                                          6,827             5,535
Less accumulated depreciation             5,017             4,057
                                         ------            ------

                                         $1,810             1,478
                                         ======            ======


      (d)  USE OF ESTIMATES

           The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the recorded amounts of revenues, assets and liabilities, disclosure of assets, and liabilities at the date of the financial statements and the recorded amounts of expenses during the reporting period. A change in the facts and circumstances surrounding these estimates could result in a change to the estimates and impact future operating results.

(3)   DEFERRED REVENUE

      Deferred revenue shown in the financial statements represents the unamortized portion of revenue deferred for postcontract customer support
      (PCS) and future services to be performed. The Buyer of the Silicon Library product line is assuming all liabilities of the Seller under certain transferred contracts and license agreements arising from the delivery of Silicon Library product and services. The Buyer will be providing postcontract customer support (PCS) and future services after the Closing Date for the Asset Purchase Agreement.

                                 SYNOPSYS, INC.

                          Notes to Financial Statements
    of the Silicon Library Product Line Acquired by Artisan Components, Inc.

                     October 31, 2000 and September 30, 1999


(4)   CASH FLOW INFORMATION OF THE SILICON LIBRARY GROUP

      Cash flow information of the Silicon Library Group is presented below (in thousands):


                                                                    ONE-MONTH
                                                YEAR ENDED         PERIOD ENDED          YEAR ENDED
                                                OCTOBER 31,         OCTOBER 31,         SEPTEMBER 30,
                                                   2000                1999                 1999
                                                  -------             -------             -------
Cash flows from operating activities:
    Excess of direct expenses
       over direct revenues                       $(6,805)             (1,254)             (1,242)
    Adjustments to reconcile net
       loss to net cash used in
       operating activities:
         Depreciation                                 897                  63               1,178
         Change in prepaid license
            support                                   329                  57              (1,018)
         Change in deferred revenue                  (252)                 (6)                 (8)
                                                  -------             -------             -------

              Net cash used in
                 operating activities              (5,831)             (1,140)             (1,090)

Cash flows used in investing
    activities - purchases of property
    and equipment                                  (1,262)                (30)             (1,035)

Cash flows provided by financing
    activities - contribution from
    Synopsys, Inc.                                  7,093               1,170               2,125
                                                  -------             -------             -------

              Change in cash and
                 cash equivalents                 $    --                  --                  --
                                                  =======             =======             =======

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

        The following unaudited pro forma combined condensed financial statements give effect to the acquisition by Artisan Components, Inc. ("The Company") of the Silicon Library Product Line of Synopsys, Inc ("Synopsys"). The transaction is to be accounted for under the "purchase" method.

        The unaudited pro forma combined balance sheet as of December 31, 2000 reflects the combination of the balance sheet of Artisan Components, Inc. as of December 31, 2000 with the statement of assets acquired and liability assumed of Synopsys as of October 31, 2000. The unaudited pro forma combined statement of operations for the year ended September 30, 2000 reflects the combination of the statements of operations of Artisan Components, Inc. for the year ended September 30, 2000 with the statement of direct revenues and expenses of Synopsys for the year ended October 31, 2000.

        The unaudited pro forma combined statement of operations for the three months ended December 31, 2000 reflects the combination of the statement of operations of Artisan Components, Inc. for the three months ended December 31, 2000 with the statement of direct revenues and expenses of Synopsys for the three months ended December 31, 2000.

        The unaudited pro forma combined condensed balance sheet as of December 31, 2000 gives effect to this acquisition as if it had occurred on December 31, 2000. The unaudited pro forma combined condensed statements of operations for the year ended September 30, 2000 and the three months ended December 31, 2000 give effect to the acquisition as if it had occurred on October 1, 1999.

        The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisition had been consummated as of the dates indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma combined condensed financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements of Artisan Components, Inc. included in its Form 10-K filed, December 22, 2000, and the historical financial statements of Synopsys included in this Form 8-K/A.

                            ARTISAN COMPONENTS, INC.
                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 2000
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                               Pro Forma
                                         Artisan           Synopsys             Entries           Consolidated
                                       ----------         ----------           ---------          ------------
           Assets
Cash and cash equivalent                $53,119            $    --             $(14,682)A            $38,437
Trade accounts receivable, net            8,995                 --                   --                8,995
Prepaid and other current assets          1,669                827                   --                2,526
Deferred tax assets                       2,443                 --                   --                2,443
                                        -------            -------             --------              -------
  Total current assets                   66,256                827              (14,682)              52,401

Property and equipment, net               4,379              1,810                   --                6,189
Goodwill and other intangibles               --                 --               22,639 B             22,639
Other assets                              1,811                 --                   --                1,811
                                        -------            -------             --------              -------
  Total asset                           $72,446            $ 2,637             $  7,957              $83,040
                                        =======            =======             ========              =======


         Liabilities
Accounts payable and accrued
liabilities                             $ 4,037            $    --             $    675 C            $ 4,712
Deferred revenue                          3,703                175                   --                3,878
Long-term liabilities                       257                 --                  675 C                932
                                        -------            -------             --------              -------
  Total current liabilities               7,997                175                1,350                9,522

    Stockholder's Equity
Common stock                            $    15            $    --             $      1 D            $    16
Additional paid-in-capital               59,905                 --               11,508 D             71,413
Accumulated deficit                       4,529                 --               (2,440)E              2,089
                                        -------            -------             --------              -------
  Total stockholders' equity            $64,449            $    --             $  9,069              $73,518

  Total liabilities and
  stockholders'equity                   $72,446            $   175             $ 10,419              $83,040
                                        =======            =======             ========              =======



See Notes to unaudited pro forma combined financial statements.

                            ARTISAN COMPONENTS, INC.
            CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                               Pro Forma
                                        Artisan              Synopsys           Entries         Consolidated
                                       ---------           -----------         ---------        ------------
Revenues                                $ 20,292             $ 4,289            $    --            $ 24,581

Operating costs and expenses              21,622              11,094              2,423 F            35,139
Amortization of Goodwill                      --                  --              5,186 G             5,186
                                        --------             -------            -------            --------
  Total cost and expenses                 21,622              11,094              7,609              40,325

Loss from operations                      (1,330)             (6,805)            (7,609)            (15,744)
Other income, net                          2,945                  --               (787)H             2,158
                                        --------             -------            -------            --------
Income(loss) before income taxes           1,615              (6,805)            (8,396)            (13,586)
Provision for income taxes                  (533)                 --              2,938 I             2,405
                                        --------             -------            -------            --------
Net Income (loss)                       $  1,082             $(6,805)           $(5,458)           $(11,181)
                                        ========             =======            =======            ========

Basic net income(loss) per share        $   0.08                                                   $  (0.71)
                                        --------                                                   --------
Diluted net income (loss) per share     $   0.07                                                   $  (0.71)
                                        --------                                                   --------

Shares used in computing:
Basic net income (loss) per share         14,334                                  1,450 D            15,784
                                        --------                                --------           --------
Diluted net income (loss) per share       15,456                                                     15,784
                                        --------                                                   --------


See Notes to unaudited pro forma combined financial statements.

                            ARTISAN COMPONENTS, INC.
            CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                                               Pro Forma
                                        Artisan              Synopsys           Entries         Consolidated
                                       ---------           -----------         ---------        ------------
Revenues                                $  5,554             $   459            $    --             $ 6,013

Operating costs and expenses               5,395               2,372                603 F             8,370
Amortization of Goodwill                      --                  --              1,296 G             1,296
                                        --------             -------            -------            --------
  Total cost and expenses                  5,395               2,372              1,899               9,666

Income (loss) from operations                159              (1,913)            (1,899)             (3,653)
Other income, net                            900                  --               (196)H               704
                                        --------             -------            -------            --------
Income(loss) before income taxes           1,059              (1,913)            (2,095)             (2,949)
Provision for income taxes                  (360)                 --                733 I               373
                                        --------             -------            -------            --------
Net Income (loss)                       $    699             $(1,913)           $(1,362)           $ (2,576)
                                        ========             =======            =======            ========

Basic net income(loss) per share        $   0.05                                                   $  (0.16)
                                        ========                                                   ========
Diluted net income (loss) per share     $   0.05                                                   $  (0.16)
                                        ========                                                   ========

Shares used in computing:
Basic net income (loss) per share         14,767                                  1,450 D            16,217
                                        ========                                ========           ========
Diluted net income (loss) per share       15,140                                                     16,217
                                        ========                                                   ========


See Notes to unaudited pro forma combined financial statements.

                            ARTISAN COMPONENTS, INC.
              NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS


NOTE 1 -- BASIS OF PRESENTATION

       On January 4, 2001, Artisan Components, Inc. acquired the Silicon Library Product Line of Synopsys, Inc. for approximately $13.4 million in cash, issuance of 1,450,000 shares of Artisan Components common shares and services valued at $1.35 million.

       The acquisition was accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The pro forma financial information has been prepared on the basis of assumptions described in the following notes and includes assumptions relating to the allocation of consideration paid for the assets and liabilities based on preliminary estimates of their fair value. The actual allocation of such consideration may differ from that reflected in the pro forma financial statements after valuations have been completed. Artisan Components, Inc. does not expect that the final allocation of the purchase price will differ materially from the preliminary allocation.

       The unaudited pro forma combined condensed balance sheet as of December 31, 2000 gives effect to the acquisition as if it had occurred on December 31, 2000. The unaudited pro forma combined condensed statements of operations for the year ended September 30, 2000 and the three months ended December 31, 2000 give effect to the acquisition as if it had occurred on October 1, 1999.

       The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have actually occurred if the acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.


NOTE 2 -- PURCHASE PRICE ALLOCATION

       The total estimated purchase price of the acquisition has been calculated as follows (in thousands):


       Cash consideration             $13,432
       Estimated transaction
       costs and expenses               1,250
       Services to be delivered         1,350
       Value of securities
         issued                        11,509
                                       ------

        Total                         $27,541

        The Company's allocation of the aggregate purchase price is based on management's preliminary analysis and estimates of the fair values of the tangible assets and intangible assets. The book values of tangible assets and liabilities acquired are assumed to approximate fair values. Assuming that the acquisitions have occurred on December 31, 2000, the purchase price allocation would have been as follows:

                                                                 Annual        Useful
                                                    Amount    Amortization   lives (years)
                                                    ------    ------------   -------------
       Tangible net assets                           2,462           N/A         N/A
       In Process research and development           2,440           N/A         N/A
       Technology                                    4,766         1,589           3
       Intangible assets related to the workforce    1,368           456           3
       Other intangible assets                         948           378         2-3
       Goodwill                                     15,557         5,186           3
                                                    ------         -----
        Total                                      $27,541         7,609


NOTE 3 -- UNAUDITED PRO FORMA COMBINED NET LOSS PER SHARE:

       The net loss per share and shares used in computing the net loss per share for the year ended September 30, 2000 and the three months ended December 31, 2000 are based upon the Company's historical weighted average common shares outstanding together with the shares issued in the transaction as if such shares were issued October 1, 1999.


NOTE 4 -- PURCHASE ADJUSTMENTS:

       The following adjustments were applied to the combined financial statements:

(A) To record the purchase consideration payable in cash and estimated costs resulting from the Acquisition. Actual amounts ultimately incurred could differ from estimated amounts.

(B) To record acquired intangibles, including Goodwill, at fair value, net of In-process R&D projects, which are written-off at the acquisition date.

(C) To record fair value of services, which have to be rendered over the next two years as part of the purchase consideration.

(D) To record the issuance of 1,450,000 shares of common stock as part of the purchase consideration.

(E) To record the effect on retained earnings of the write-off of In-process R&D projects.

(F) To record the amortization expense associated with intangible assets over their estimated useful life of two to three years as if the acquisition had occurred on October 1, 1999.

(G) To record the amortization expense associated with the Goodwill resulting from the transaction over its estimated useful life of three years.

(H) To record the decrease in interest income resulting from lower average investment balances due to cash consideration and acquisition expenses

(I)    Reduction of federal income taxes relating to the foregoing adjustments


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 12, 2001

                                 ARTISAN COMPONENTS, INC.
                                       (Registrant)

                                 By: /s/ Mark R. Templeton
                                    --------------------------------------------
                                 Mark R. Templeton
                                 President, Chief Executive Officer and Director (Principal Executive Officer)


                                 By: /s/ Joy E. Leo
                                    --------------------------------------------
                                 Joy E. Leo
                                 Vice President, Finance and Administration and Chief Financial Officer
                                 (Principal Financial and Accounting Officer)